                                                                Exhibit 99(q)(1)

                      DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors and trustees of the below listed open-end investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange
Commission:

                                                             1933 Act      1940 Act
                                                           Reg. Number   Reg. Number
                                                           -----------   -----------
RiverSource Bond Series, Inc.                               2-72174       811-3178
RiverSource California Tax-Exempt Trust                     33-5103       811-4646
RiverSource Dimensions Series, Inc.                         2-28529       811-1629
RiverSource Diversified Income Series, Inc.                 2-51586       811-2503
RiverSource Equity Series, Inc.                             2-13188       811-772
RiverSource Global Series, Inc.                             33-25824      811-5696
RiverSource Government Income Series, Inc.                  2-96512       811-4260
RiverSource High Yield Income Series, Inc.                  2-86637       811-3848
RiverSource Income Series, Inc.                             2-10700       811-499
RiverSource International Managers Series, Inc.             333-64010     811-10427
RiverSource International Series, Inc.                      2-92309       811-4075
RiverSource Investment Series, Inc.                         2-11328       811-54
RiverSource Large Cap Series, Inc.                          2-38355       811-2111
RiverSource Managers Series, Inc.                           333-57852     811-10321
RiverSource Market Advantage Series, Inc.                   33-30770      811-5897
RiverSource Money Market Series, Inc.                       2-54516       811-2591
RiverSource Retirement Series Trust                         333-131683    811-21852
RiverSource Sector Series, Inc.                             33-20872      811-5522
RiverSource Selected Series, Inc.                           2-93745       811-4132
RiverSource Short Term Investments Series, Inc.                           811-21914
RiverSource Special Tax-Exempt Series Trust                 33-5102       811-4647
RiverSource Strategic Allocation Series, Inc.               2-93801       811-4133
RiverSource Strategy Series, Inc.                           2-89288       811-3956
RiverSource Tax-Exempt Series, Inc.                         2-57328       811-2686
RiverSource Tax-Exempt Income Series, Inc.                  2-63552       811-2901
RiverSource Tax-Exempt Money Market Series, Inc.            2-66868       811-3003
RiverSource Variable Portfolio-Income Series, Inc.          2-73113       811-3219
RiverSource Variable Portfolio-Investment Series, Inc.      2-73115       811-3218
RiverSource Variable Portfolio-Managed Series, Inc.         2-96367       811-4252
RiverSource Variable Portfolio-Managers Series, Inc         333-61346     811-10383
RiverSource Variable Portfolio-Money Market Series, Inc.    2-72584       811-3190
RiverSource Variable Portfolio-Select Series, Inc.          333-113780    811-21534

hereby constitutes and appoints Steven R. Lewis, Jr., any other member of the Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

     Dated the 5th day of December, 2006.


/s/ Arne H. Carlson                     /s/ Stephen R. Lewis, Jr.
-------------------------------------   ----------------------------------------
Arne H. Carlson                         Stephen R. Lewis, Jr.


/s/ Kathleen A. Blatz                   /s/ Catherine James Paglia
-------------------------------------   ----------------------------------------
Kathleen A. Blatz                       Catherine James Paglia


/s/ Patricia M. Flynn                   /s/ Vikki L. Pryor
-------------------------------------   ----------------------------------------
Patricia M. Flynn                       Vikki L. Pryor


/s/ Anne P. Jones                       /s/ Alison Taunton-Rigby
-------------------------------------   ----------------------------------------
Anne P. Jones                           Alison Taunton-Rigby


/s/ Jeffrey Laikind                     /s/ William F. (Ted) Truscott
-------------------------------------   ----------------------------------------
Jeffrey Laikind                         William F. (Ted) Truscott